Exhibit 8.1

Consolidated Subsidiaries	Country of Incorporation	Name under which subsidiary or equity investee does business
Global Bilgi Pazarlama Danismalik ve Cagri Servisi Hizmetleri A.S.	Turkiye	Turkcell Global Bilgi
Turktell Bilisim Servisleri A.S.	Turkiye	Turktell
Superonline Iletisim Hizmetleri A.S.	Turkiye	Turkcell Superonline
Turkcell Satis A.S.	Turkiye	Turkcell Satis
Turkcell Teknoloji Arastirma ve Gelistirme A.S.	Turkiye	Turkcell Teknoloji
Kule Hizmet ve Isletmecilik A.S.	Turkiye	Global Tower
Rehberlik Hizmetleri Servisi A.S.	Turkiye	Rehberlik
Turkcell Odeme ve Elektronik Para Hizmetleri A.S.	Turkiye	Turkcell Odeme
Turkcell Gayrimenkul Hizmetleri A.S.	Turkiye	Turkcell Gayrimenkul
Turkcell Finansman A.S.	Turkiye	Turkcell Finansman
Turkcell Enerji Cozumleri ve Elektrik Satis Ticaret A.S.	Turkiye	Turkcell Enerji
Lifecell Dijital Servisler ve Cozumler A.S.	Turkiye	Lifecell Dijital Servisler
Lifecell Bulut Cozumleri A.S.	Turkiye	Lifecell Bulut
Lifecell TV Yayin ve Icerik Hizmetleri A.S.	Turkiye	Lifecell TV
Lifecell Muzik Yayin ve Iletim A.S.	Turkiye	Lifecell Muzik
Turkcell Sigorta Aracılık Hizmetleri A.S.	Turkiye	Turkcell Sigorta
BiP Iletisim Teknolojileri ve Dijital Servisler A.S.	Turkiye	BiP A.S.
Turkcell Dijital Is Servisleri A.S.	Turkiye	Turkcell Dijital
Boyut Grup Enerji Elektrik Uretim Ins. San. ve Tic. A.S.	Turkiye	Boyut Enerji
Atmosware Teknoloji Egitim ve Danismanlik A.S.	Turkiye	Atmosware Teknoloji
Dijital Egitim Teknolojileri A.S.	Turkiye	Dijital Egitim
Turkcell Dijital Sigorta A.S.	Turkiye	Turkcell Dijital Sigorta
Turkcell Dijital Teknolojileri Ltd	Turkiye	Turkcell Dijital Teknolojileri
W3 Labs Yeni Teknolojiler A.S.	Turkiye	W3
Lifecell LLC	Ukraine	lifecell
UkrTower LLC	Ukraine	UkrTower
Global Bilgi LLC	Ukraine	Global LLC
Paycell LLC	Ukraine	Paycell LLC
CJSC Belarusian Telecommunication Network	Republic of Belarus	BeST
Beltower LLC	Republic of Belarus	Beltower
Lifetech LLC	Republic of Belarus	Lifetech
Kibris Mobile Telekomunikasyon Limited	Turkish Republic of Northern Cyprus	Kibris Telekom
Lifecell Digital Ltd.	Turkish Republic of Northern Cyprus	Lifecell Digital
Eastasian Consortium B.V.	Netherlands	Eastasia
Lifecell Ventures B.V.	Netherlands	Lifecell Ventures
Yaani Digital B.V.	Netherlands	Yaani
BiP Digital Communication Technologies B.V.	Netherlands	BiP B.V.
Paycell Europe GmbH	Germany	Paycell Europe

Turkcell Yeni Teknolojiler	Turkiye	Turkcell GSYF
Girisim Sermayesi Yatirim Fonu Ultia Teknoloji Yazilim ve Uygulama Gelistirme Ticaret A.S.	Turkiye	Ultia
Associates
Turkiye’nin Otomobili Girisim Grubu Sanayi ve Ticaret A.S.	Turkiye	Turkiye’nin Otomobili (or Togg)
Joint Venture
Sofra Kurumsal ve Odullendirme Hizmetleri A.S.	Turkiye	Sofra